UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No.  9

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL GARD, INC.
(Exact name of registrant as specified in its charter)

NEVADA	7370	32-0452183
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Phiraphat Siwarirat

President

Global Gard, Inc.

509 Village no.12, Khok Kruad Sub-District, Mueang Nakhon Ratchasima District
Nakhon Ratchasima Province, 30280 Thailand

 Telephone: 702-553-4109

Email address: phiraphat.siwarirat@globalgard.com

(Address and telephone number of principal executive offices)

MyLLC.com, Inc.

2360 Corporate Circle, Suite 400, Henderson, Nevada 89074

888-866-9552

 (Address and telephone number of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]

   Accelerated filer [  ]

Non-accelerated filer [  ] (Do not check if a smaller reporting Company)

Smaller reporting Company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	6,800,000	$0.020	$136,000	$18.55

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

GLOBAL GARD, INC.

6,800,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Global Gard, Inc.  (“GG”) and it is not presently traded on any market or securities exchange. 6,800,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.02 for the duration of the offering. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  GG’s president and sole director will be responsible for the sale of shares.

This investment involves a high degree of risk. A complete loss of the investment should be considered before deciding to invest in our Company. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

As of the date of this prospectus there is currently no market for the company’s shares. The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission, unless extended for 90 extra days, at the discretion of the Company. We intend to file an amended S-1 to announce the 90 days extension, if that is the case.

We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement. We have not taken any action to date towards the implementation of our business plan other than filing this registration statement and incorporating the Company in Nevada. The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Global Gard, Inc. is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

GG is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents.”

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. An emerging growth company could be capable of taking advantage of several exceptions. See page 7 for a discussion of these exceptions.

	Number of Shares	Offering Price	Underwriting Discounts and Commissions	Proceeds to the Company
Per Share	1	$0.02	$0.00	$0.02
Minimum	0	$0.00	$0.00	$0.00
50% of Offering	3,400,000	$68,000	$0.00	$68,000
Maximum	6,800,000	$136,000	$0.00	$136,000

The date of this prospectus is  February 01  , 2015.

Table of Contents

Page No.
Part I
Prospectus Summary	5
Risk Factors	9
Use of Proceeds	1 7
Determination of Offering Price	18
Dilution	18
Plan of Distribution	19
Description of Securities to be Registered	2 1
Interests of Named Experts and Counsel	2 3
Information with Respect to Registrant	23
Available Information	27
Legal Proceedings	28
Financial Statements	28
Management’s Discussion and Analysis of Financial Condition and results of Operations	45
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	5 4
Directors and Executive Officers	5 4
Executive Compensation	5 5
Security Ownership of Certain Beneficial Owners and Management	57
Certain Relationships and Related transactions	5 8
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	58

Part II
Other Expenses of Issuance and Distribution	60
Indemnification of Directors and Officers	60
Recent Sales of Unregistered Securities	60
Exhibits and Financial Statement Schedules	61
Undertakings	62
Signatures	63

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding Global Gard, Inc. (“GG”).  In this Prospectus, unless the context otherwise denotes, references to “the Company”, “we,” “us,” “our,”, “GG” and “Global Gard, Inc.” are to the Company.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Summary Information about Global Gard, Inc.

Global Gard, Inc. (GG, we, the Company) was incorporated in the State of Nevada as a for-profit Company on July 16, 2014 and established December 31st as its fiscal year end. We are a development-stage Company that intends to develop security applications for smartphones (apps). We have not yet developed any app.

Our first app to be developed is called G.G.App, intended to be used in dangerous situations and moments of panic or distress. Our to-be-developed app would alert the user’s family and friends ("observers") in possible moments of danger. It may also be used to call Emergency Services such as the Police, Fire Department or Medical Services. We plan to develop two modes of operation: “Stealth Mode” and “Caution Mode”. The Company anticipates that it will not be able to offer the Global Guard application through the Apple’s Apps store as the Company’s application will require its users to Jail Break* their IPhones, the Company anticipates it will be able to offer its G.G.APP on the Google Play store as Android phones will not need to be Jail Broken and or Rooted. * See definition of Jail Breaking / Rooting under risks related to the company’s market and strategy.

Once G.G.App has been activated in the Stealth Mode, the user cannot deactivate it, only the Company for a fee can terminate it. To terminate the application, the user will have to call into the Company and pay a $19.99 (see ‘Description of Apps’ on page 23 for full disclosure).

Contingent on the sale of at least 75% of the shares offered herein, we also intend to develop a second app: the G.G.App Encriptor. This app is planned to encrypt all data exchanged by internet (Wi-Fi, 3G and 4G) and phone conversations. The objective is to prevent stolen passwords and data obtained by internet connection on untrusted Wi-Fi connections.

We intend to sell G.G.App on Google Play and for download on our website for US$ 0.99. Also, we plan on offering a trial version of G.G.App. Encriptor for a month, and after this period, this app can be used for monthly payment of US$1.99. The Global Guard encryption application can be sold in both the Apple Apps Store and the Google Play store, as its use will not require its users to Jail break their smart phones.

Global Gard, Inc. has no plans to change its business activities or partner with another business and is not aware of any circumstances or events that might cause this plan to change.

GG believes that the sale of at least 25% of the offered shares herein would allow us to implement our Plan of Operations and our reporting status with the SEC. We expect to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein, but more funds would likely be necessary.

If necessary and if the Company is generating enough funds (after the implementation of our plan of operation), we intend to hire an American president to run our day-to-day operations in the USA. Mr. Siwarirat would remain as the company’s CEO.

The table below summarizes our use of proceeds in the under 25%, 25%, 50%, 75% and 100% sales scenarios (see Use of Proceeds on page 15 and Plan of operations on page 35 for more detailed information and estimated costs):

We anticipate allocating part of the proceeds to keep our status current with the SEC. Our Company will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for 12 months after the effective date.

Our plan of operations is based on the net proceeds from this offer:

NP = GP – ERTTO – ETMORS

NP = NET PROCEEDS

GP = GROSS PROCEEDS (dependant on the sales of shares offered herein)

ERTTO = EXPENSES RELATED TO THIS OFFERING (estimated at a fixed cost of $8,770)

ETMORS = EXPENSES TO MAINTAIN OUR REPORTING STATUS (for 12 months after effective date - estimated at a fixed cost of $17,600)

Our officer and director has committed to lend funds (up to $10,000) to the company for the next twelve months to cover expenses to maintain the reporting status current with the SEC, if necessary. Mr. Phiraphat Siwarirat is willing to lend the full amount of these funds to the Company as the expenses are incurred, if no other proceeds are available to the Company and if the amount raised through this offering is not enough to cover such expenses. However, there is no contract in place or written agreement with Mr. Siwarirat and the funds expressed in the above verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date.

If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any third party Company or individual. Complete failure to raise funds will require the Company to cease operations.

We have not yet contacted or secured any kind of agreement and/or contract with any third party and we have not identified any potential client.

Our business office is located at 509 Village no.12, Khok Kruad Sub-District, Mueang Nakhon Ratchasima District Nakhon Ratchasima Province, 30280 Thailand; our telephone number is 702-553-4109, our Email address is phiraphat.siwarirat@globalgard.com and our fax number is 702-446-8374. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, Nevada, 89074, telephone number 888-866-9552.

The Company does not own or rent any property. Or business office space is provided by our president at no charge.

GG has no plans to change its business activities or partner with another business and is not aware of any circumstances or events that might cause this plan to change.

As of September 30, 2015 , the end of the most recent quarter , GG had raised $11,500 through the sale of its common stock to our sole officer and director. There is $ 4,404 of cash on hand in the corporate trust account. The Company currently has liabilities of $3,600, represented by expenses accrued during its start-up related to incorporation costs. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $8,770, represented by SEC filing fee ($20), legal ($2,000), accounting ($3,500), EDGAR expenses ($750), transfer agent and printing costs ($1,000), bookkeeping (1,500).

The Company’s sole officer and director, Mr. Siwarirat, owns 100% of the outstanding shares and will own 62.8% after this offering is completed, if all the offered shares are sold.

Being an Emerging Growth Company

GG is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains an emerging growth company until the earliest of:

•

The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

•

The last day of the fiscal year following the fifth anniversary of its initial public offering date;

•

The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•

The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

The exemptions listed above could be available to the Company, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

The Offering

This prospectus covers the offering of 6,800,000 shares of GG’s Common Stock.  The offering price is $0.02 per share. Officers, Directors or significant investors own none of the shares being offered. Our sole Officer and Director owns 11,500,000 shares of Common Stock.

There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

This is our initial public offering and no public market currently exists for shares of GG common stock.  We can offer no assurance that an active trading market will ever develop for our common stock. The Company’s sole officer and director will sell the common stock upon effectiveness of this registration statement.

Securities being offered	6,800,000 shares of common stock, $ .001 par value
Offering price per share	$ .02
Offering Period

The shares are being offered for a period not to exceed 90 days from the effective date of the prospectus. GG may at its discretion extend the offering for an additional 90 days and intends to file an amended S-1 to announce the extension period, if that is the case.

Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $ .02.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds

Expenses Related to this offering ($8,770); Expenses to maintain our report status for 12 months after effective date ($17,600); Product Development  ($76,741); Testing phase ($10,963); Marketing & Selling phase ($16,444.50); Internet, Office supplies and Telephone costs ($5,481.50)

Number of Shares Outstanding Before the Offering	11,500,000
Number of Shares Outstanding After the Offering If all offered share are sold	18,300,000

You should rely only upon the information contained in this prospectus. GG has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. GG should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION

There is substantial uncertainty about the ability of Global Gard, Inc. to continue its operations as a going concern

Our officer and director has committed to the advancement of funds (up to $10,000) for the next twelve months to cover expenses to maintain the reporting status current with the SEC. However, if he is unable to loan or advance any additional capital to GG and if we are unable to raise enough funds through this offering or we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and all available resources. To date, our company has very limited working capital. Our ability to manage growth effectively will depend on our capacity to improve and expand operations, including our financial condition and to recruit, train and manage additional personnel. There can be no absolute assurance that management will be able to manage growth effectively.

We may require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of any shareholder’s investment.

Following this offering we may need to raise additional funds to expand our operations. We may raise additional funds through private placements, registered offerings, debt financing or other sources to start, maintain or expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly unmanageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

If less than 25% of the shares offered in this registration statement are sold, we will need further investments in order to develop our business

We believe we will need proceeds from the sale of at least 25 % of the shares offered in order to implement our plan of operation and file SEC reports. If less than 25% of the shares offered in this registration statement are sold, we will most likely need further funding in order to develop our business.

There are no guarantees that we will be able to sell enough shares or if we will find other source of funding for our operations. Investors are at risk of losing all their investment.

RISKS RELATED TO THIS OFFERING

This is a self-underwritten offering and our sole employee has limited time available and no prior experience in raising funds in a public offering

Mr. Siwarirat, our sole officer and director, lives in Thailand and currently devotes about 10 hours per week to Global Gard, Inc. He is prepared to devote more time to our operations as may be required, but there are no guarantees he will be able to do so. Also, he has no proven ability to market and consummate sales of the securities offered herein, as he had no prior experience in raising funds in a public offering.

Because there is no public trading market for our common stock, you may not be able to resell your stock

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions relative to the company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Even if a market develops for our shares our shares may be thinly traded, with wide share price fluctuations, low share prices and minimal liquidity.

In the event that the company’s shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of the company’s shares

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Because our Company is a shell company there are: restrictions imposed upon the transferability of unregistered shares, prohibition on the use of Form S-8 and enhanced reporting requirements

GG is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can.

Being a shell company, there are enhanced reporting requirements imposed on us: when reporting an event that causes us to cease being a shell company, we have to file with the Commission the same type of information that it would be required to file to register a class of securities under the Securities Exchange Act of 1934.

These restrictions and requirements will likely have a negative impact on our ability to attract additional capital.

Since our company’s sole officer and director currently owns 100% of the outstanding common stock, investors may not agree with his decisions.

The lack of cumulative voting rights concentrates power in the hands of a majority shareholder and in conjunction with Nevada's control share law and business combination law, it may prevent transactions that are in the best interests of investors.

The company’s sole officer and director, Mr. Siwarirat, owns 100% of the outstanding shares and will own 62.8% after this offering is completed, if all shares offered herein are sold. As a result, he will keep control of the company and will be able to choose all of our directors. His decisions may differ from those of the other stockholders, and a wrong decision can possibly cause negative results with corporate transactions.

All decisions regarding the management of the company’s affairs will be made exclusively by our sole officer and director. Purchasers of the offered shares may not participate in the management of the company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the company’s management.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history. We are in the development stage of our business and have not yet begun to generate revenues and we have not yet developed our app(s). To date, we have no revenues to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

If the company is dissolved; it is unlikely that there will be sufficient assets remaining to distribute to the shareholders.

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

Because our management currently only provides their services on a part-time basis, they may be unable to devote sufficient amount of time to our business operations, causing our business to fail.

Mr. Phiraphat Siwarirat devotes approximately 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Siwarirat, nor do we maintain key life insurance for him. Currently, we do not have any full or part-time employees. Mr. Siwarirat current lives in Thailand and his ability to travel to the United States depends on factors as availability of time, resources and a valid passport and visa. There will be no assurance that he would be able to attend any event in person on a timely matter or at all. If the demands of our business require the full business time of our management, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Our sole officer and director has no prior experience managing our line of Business

Mr. Siwarirat, our sole officer and director has no prior experience as an executive officer, as the head of a public company, as a director, or in the apps development industry. His inexperience may affect our business negatively.

It may be impossible to hire additional experienced professionals, if necessary, and we may have to suspend or cease operations.

Since our management does not have prior experience developing and selling apps, we may need to hire additional experienced personnel to assist us with operations. If we need additional experienced personnel and we cannot hire them, we could fail in the development of our plan of operations and would have to suspend operations or cease them entirely.

Our Company may not be able to establish and maintain disclosure controls, procedures and internal control over financial reporting.

Because our Company has a sole officer, having the capability to maintain disclosure controls and procedures, and especially internal controls over financial reporting may be difficult. There are no other employees checking or double-checking his actions. Our sole officer is in charge of every transaction and because we don’t have anyone else making decisions or questioning our sole officer’s decisions and spotting possible mistakes, we cannot have effective controls.

Because our sole officer and director resides abroad, shareholders may have difficulties enforcing their legal rights under United States securities laws

Since our sole officer and director resides in Thailand, shareholders may have difficulties enforcing their legal rights under United States securities laws. Therefore, if any event which would request his personal presence in the United States, including judgment or legal matters concerning him for instance, it may be difficult to get him at the needed time. This may lead to delays, unforeseen situations and lack of investors’ trust in our sole officer and director. Such matters could have a significant negative effect on the success of our business. However, Mr. Siwarirat is willing to adjust his timetable to devote more time to the company’s business and accommodate with travel, if the business requires to.

Our management has no experience in software development.

Our management has no technical knowledge of software development, but we understand that some new apps and software sometimes have issues, such as: they may stop responding, freeze, unexpectedly shut down, become extremely slow, unreliable, difficult to operate and/or lack an attractive look. Our goal is to offer efficient and reliable apps, therefore, our key challenge associated with ensuring proper functionality for our apps on different software platforms and phone networks is to be able to find and have the funds to hire the proper developer with the technical knowledge necessary to flawlessly create our apps.

Our management has no experience as a Chief Technical Officer ( CTO )

Mr. Siwarirat does not have any experience in this specific type of business and the lack of such experience can impact negatively his ability to select staff or consultants with the appropriate programing skills; his ability to supervise and evaluate the works of such persons would also be limited. Further, this lack of experience can diminish how he will determine whether programing milestones have been successfully accomplished. All decisions in this Company will be made by him based on his common sense, but his inexperience can impair his judgement.

RISKS RELATED TO THE COMPANY’S MARKET AND STRATEGY

Since we are a new company and lack an operating history, we face a high risk of business failure which would result in the loss of your investment.

GG is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on July 16, 2014 and to date we have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, the dominance of other companies offering similar apps, the entry of new competitors in the apps industry, our ability to attract, retain and motivate qualified personnel; the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the apps industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

We have incurred losses since inception, and we expect to continue to incur substantial losses for the foreseeable future.

We have a limited operating history and have incurred significant losses since our inception, including net losses of $ 5,780 during the period ended September 30, 2015 . These losses have resulted principally from costs incurred with this offering. We expect to continue to incur operating and net losses and negative cash flow from operations, which may increase, for the foreseeable future due in part to the additional operational and reporting costs associated with being a public company. We anticipate that our business will generate operating losses until we successfully implement our plan of operations and generate significant additional revenues to support our level of operating expenses. Because of the numerous risks and uncertainties associated with our commercialization efforts and future apps development, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase our profitability.

If we are unable to succeed in marketing or developing our apps, we will not be able to achieve profitable operations, and our business may fail.

If we are unable to succeed in marketing or developing our apps, we will be unable to achieve profitable operations. Any time new apps are introduced into a market, there is a substantial risk that revenue will not meet expectations or even cover the cost of operations. While we anticipate the ability to attract clients, there is no way to predict the volume that will occur or even if it will be sufficient enough to support our future operations. Numerous factors beyond our control may affect the marketability of our business. These factors include, but are not limited to, consumer demand and emerging competition. The exact effect of these factors cannot be accurately predicted, but it is possible they may result in our not receiving an adequate return on our invested capital.

We have very limited experience in marketing apps, and we may experience development or distribution problems which could increase our losses.

Existing and future laws or regulations can affect our business and we may not have the ability to comply with these laws or regulations.

Changes to laws and regulations are often unpredictable and out of anyone’s control.  Governments can adopt and enforce new and stricter regulations – which could ultimately vary from state to state and country to country.  Our Company could be affected by new regulations towards our line of business. Depending on the regulation, there is a possibility of us having to reformat all of the existing structure of the apps at that time.  Without an established business and enough capital to comply with such regulations, we could lose operations as a result.

Our dependency on third party professionals may be adverse to our results

We have not developed any app yet. We depend on third party professionals to develop our app(s). Our dependence on hiring the appropriate third parties to perform essential services could result in material adverse effects on the company’s potential future operations as well as, with the company’s business including operating results and financial condition. Further, such third party contractors have no fiduciary duty to our shareholders and may not perform these services as expected. The capacity of certain third parties for these services may be limited for economic or other reasons.

We depend on additional capital to implement our Business and generate revenue

The Company is presenting this offering in order to raise capital. The company will fail if funds cannot be raised in this offering or by loans from other interested parties. If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

General competition, insufficient marketing may be a negative factor on our business results

We will be competing against the new and the already established app companies. At any moment, any company may launch a more effective, innovative and/or cheaper similar app, which would affect our sales negatively.

We may not be successful on our marketing campaign, so our target clientele would not be aware of this app, affecting our sales. If we cannot sell our apps, our business will fail.

We have not yet commenced development of the apps we intend to offer and there are no guarantees that we will be able to successfully develop our apps

Because we have not yet started developing our apps, we cannot guarantee that our costs estimates are accurate. Also, even though we do not expect to run into many development issues, some unsolvable issues can occur and the real development cost could be higher than expected.

If we are unable to successfully develop our app(s), we will not be able to become profitable and our business will fail completely.

Some iPhone users may resist using our G.G.APP software as they will have to Jail Break their iPhones

Due to the nature of our G.G.APP personal security software application it is necessary for us to have complete control of each phone operating system.  The IPhone iOS operating system is a closed operating system allowing limited accessibility to various functions that we need to control. To overcome these limitations the IPhones operating system must be hacked or Jail Broken to give our programmer access to the feature we need to control.

Jailbreaking / Rooting

The process of bypassing restrictions on iPhones and iPads to install other apps and tweaks not approved by Apple.

Rooting: A process similar to jailbreaking for hacking Android devices, game consoles, and so on. "Rooting" and "jailbreaking" are often used interchangeably.

Root: The "superuser" on various operating systems such as Android, iOS, and Mac OS X. When you gain "root" access via jailbreaking or rooting, you can access and modify every file on your gadget.

Cydia: A popular "unofficial" app store for Jailbroken iOS devices.

CyanogenMod: A custom version of Android available for rooted Android phones and tablets.

CURRENT COPYRIGHT EXEMPTIONS PERMITTING JAIL BREAKING ARE SUBJECT TO CHANGE AND SUCH CHANGES COULD ADVERSELY AFFECT THE COMPANY’S BUSINESS.

On October 28, 2015 The Copyright Office of the United States of America published in a report entitled “Exemption to Prohibition on Circumvention of Copyright Protection Systems for Access Control Technologies” where they approved a copyright exemption allowing the Jail Breaking of both smart phone and tablets.

“This exemption is a modification of the proponents’ proposal. It permits the circumvention of computer programs on mobile phones and tablets to enable interoperability of non-vendor- approved software applications (often referred to as “jailbreaking”).

This legislation allowing for the Jail Breaking of both smart phones and tablets could be modified in the future making the act of Jail Breaking illegal under United States copyright laws. If such changes to legislation are made it could adversely effect the adoption of the Company’s G.G.APP as some users may not want to circumvent suck Copyright Laws.

INTERNATIONAL LAWS ON JAILBREAKING COULD AFFECT THE COMPANY’S SALES OF ITS G.G.APP

The Company has not researched the legality of Jail Breaking in every country in the world. In Canada and in the European Union there is an exemption to copyright laws for the specific purpose of Jail Breaking a phone to use legally purchased software. It says that rooting or Jail Breaking for the purposes of “interoperability” is an exemption to existing copyright laws. In other words, it’s essentially “fair use” to root or jailbreak with the intent of running other, legally acquired software. The issue of Jail Breaking a smart phone or tablet will be up to the discretion of each end user regardless of the copyright laws in their country. The Company does not in any way endorse the circumvention of copyright laws in any country.

USE OF PROCEEDS

This offering is based on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25% ($34,000), 50% ($68,000), 75% ($102,000) and 100% ($136,000) of the securities offered for sale by the Company. The funds are based on the net proceeds received. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may vary.

The above figures represent only estimated costs.

The expenses shown above are estimates. The actual costs may differ from our estimated values. For more details on our expectations, including the timeline for completion of the steps described above, see Plan of Operation, on page 43.

The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Mr. Phiraphat Siwarirat. Even though there are no written agreements in place supporting this restriction on payment to Mr. Siwarirat upon the use of proceeds, the proceeds from this offering are intended to be used exclusively as shown in the table above. Mr. Siwarirat is committed to receive salary or any other payment from the Company only and if the company becomes profitable.

The total estimated expenses related to this offering of $8,770 are the sum of: the estimated cost of $3,500 with auditor’s fees for the audit of the Financial Statements contained herein; estimated $1,500 with bookkeeper’s fees to prepare the December 31, 2014 fiscal year end financials contained herein; estimated $2,000 for the attorney’s opinion letter; $20 for the SEC registration fee*; Costs related to EDGARization, estimated at $750 and costs with Transfer Agent and printing of $1,000.

*The SEC registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933. The fee is $114.60 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .00011460 ($136,000 x .00011460 = $15.59).

In the twelve months after we become effective, in order to meet our reporting obligations, we estimate to have the following costs: $2,000 with auditor’s fees for each review of our Financial Statements for 3 forms 10Q’s (totalling $6,000); $3,500 for the fiscal year end financials audit; bookkeeper’s fees for each financial statement will be $1,500 (totalling $4,500); costs related to EDGARization of $1,100 ($600 for 3 forms 10Q’s - $200 each- and $500 for 1 form 10K) and $2,500 for the annual XBRL mapping fee.

As shown on the table above, we intend to allocate proceeds from this offering to keep our reporting status with the SEC current.

Our officer and director has committed to lend funds (up to $10,000) to the company for the next twelve months to cover expenses to maintain the reporting status current with the SEC. Mr. Phiraphat Siwarirat is willing to lend the full amount of these funds to the Company as the expenses are incurred, if necessary or if no other proceeds are available to the Company, regardless of the amount raised through this offering. However, there is no contract in place or written agreement with Mr. Phiraphat Siwarirat and the funds expressed in the above verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by GG and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on July 16, 2014. The Company’s sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$(0.00003)
Potential gain to existing shareholders	$136,000
Net tangible book value per share after offering	$0.00693
Increase to present stockholders in net tangible book value per share after offering	$0.00696
Capital contributions	$136,000
Number of shares outstanding before the offering	11,500,000
Number of shares after offering held by existing stockholders	11,500,000
Percentage of ownership after offering	62.84%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.013
Capital contributions	$136,000
Percentage of capital contributions	92.20%
Number of shares after offering held by public investors	6,800,000
Percentage of ownership after offering	37.16%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.014
Capital contributions	$102,000
Percentage of capital contributions	89.87%
Number of shares after offering held by public investors	5,100,000
Percentage of ownership after offering	30.72%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.016
Capital contributions	$68,000
Percentage of capital contributions	85.53%
Number of shares after offering held by public investors	3,400,000
Percentage of ownership after offering	22.82%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.018
Capital contributions	$34,000
Percentage of capital contributions	74.73%
Number of shares after offering held by public investors	1,700,000
Percentage of ownership after offering	12.88%

PLAN OF DISTRIBUTION

GG is offering common stock for sale. If the Company is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by GG. All of these shares will be offered personally through meetings, phone calls, emails and faxes to potential buyers, including business associates, friends, and family of the management of the Company.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers (Penny Stock Reform Act) who sell or recommend such shares to certain investors.

11,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 6,800,000 shares of its common stock for possible sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

GG will receive all proceeds from the sale of the shares. The price per share is fixed at $0.02. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for the duration of this offering.

The offering will conclude at the earlier of the sale of all 6,800,000 shares, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. GG may at its discretion extend the offering for an additional 90 days as an additional effort to sell, if it is the case, the shares which were not sold. We intend to file an amended S-1 to announce the extension period, if that is the case. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  GG will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to the general public, including friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

2.

Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

3.

Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

GG will pay for all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

DESCRIPTION OF SECURITIES TO BE REGISTERED

We have 11,500,000 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•

and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Right

No holder of any shares of Global Gard, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer and director will own approximately 62.8% of our outstanding shares.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Anti-Takeover Provisions

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF THE COMPANY.

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, GG will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Seale and Beers, CPAs, LLC, 8250 W Charleston Blvd, Suite 100, Las Vegas, NV 89117, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

David E. Price, Esq. from Washington, DC, our independent legal counsel, has provided an opinion on the validity of our common stock.

INFORMATION WITH RESPECT TO REGISTRANT

Introduction

On July 16, 2014, Mr. Phiraphat Siwarirat, President and Sole Director, incorporated Global Gard, Inc. (GG, we, the Company) in the State of Nevada and established a fiscal year end of December 31st.

The objective of this corporation is to develop and sell security applications for smartphones (apps).

As of the date of this prospectus, we have not yet developed any app or product. Furthermore, we have not contacted any possible developer, we have not yet implemented our business model and to date we have generated no revenues.

Our business office is located at 509 Village no.12, Khok Kruad Sub-District, Mueang Nakhon Ratchasima District Nakhon Ratchasima Province, 30280 Thailand; our telephone number is 702-553-4109 and our fax number is 702-446-8374. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074, telephone number 888-866-9552.

Global Gard, Inc. has no plans to change its business activities or to partner with another business and is not aware of any circumstances or events that might cause this plan to change.

Global Gard, Inc. believes that the sale of at least 25% of the offered shares herein would allow us to implement our Plan of Operations and our reporting status with the SEC. We expect to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein, but more funds would likely be necessary.

Market Opportunity

The Company believes that there are a large number of possible clients for our products. We intend to offer our products worldwide throughGoogle Play and for download on our website. Security is a concern for everybody and we all could possibly be in an accident or distressful situation at some time in our life.

Regardless of age, our first to-be-developed app (G.G.App) is targeted for anyone with a smartphone that would like additional personal security.  Whether confronted by: robbers, sexual predators or bullies, or faced with other types of potential harm, the application is planned to covertly alert designated recipients of the need for help.

Female Real Estate agents could be a target for sexual crimes because they often show houses, sometimes in distant places, unaccompanied.

In kidnapping situations, our app could be crucial in locating the victim. Even if the kidnappers take the phone away, once activated in the stealth mode, our app could continually send the audio and GPS information for the authorities, or, if the battery is taken away, at least show the exact location and time of the abduction, along with the voice(s) of the kidnappers.

Business people can also be a target for kidnappings and stolen information. However, stolen identity is a concern for everybody. We believe that with the use of our second to-be-developed app (G.G.App Encriptor) having all incoming and outgoing information encrypted from your phone would avoid credit fraud.

Therefore, we believe that our two apps (to-be-developed) could appeal to a large number of users. The company believes that parents and grandparents of teenagers would buy the product for the added peace of mind and security of their children and grandchildren. Various industries such as real-estate agents alone in an open house situation are ideal candidates for the application, along with corporate security for management personal in all industries, especially while traveling abroad.

Description of our Apps

Global Gard, INC. (GG, we, the Company) intends to develop security applications for smartphones (apps). Our first app to be developed is called G.G.App, intended to be used in dangerous situations and moments of panic or distress. Our to-be-developed app would alert the user’s family and friends ("observers") in possible moments of danger. It may also be used to call Emergency Services such as the Police, Fire Department or Medical Services.

For the first app (G.G.App), we plan to develop two modes of operation: “Stealth Mode” and “Caution Mode”.

“Stealth Mode”: to be used in actual dangerous situations. In this mode, the user may be able to activate the app subtly (inside a pocket or purse, for example) just holding a button for a few seconds, two buttons simultaneously or a sequence of buttons (the user will have the commands set up accordingly to his or her preference). Even when the phone is in its locked mode G.G.App will be monitoring the smartphone’s physical buttons for data. It will be possible to activate the application quickly and clandestinely, a vibration will alert the user to its activation.

Once activated in this mode, the smartphone will appear to be operating normally but G.G.App will be in complete control of the phone. The mobile phone would continue to operate normally, with no indications that the app is turned on (the screen light will not turn on and the app icon won’t appear on the screen). Incoming calls, messages or email will not activate the cell in any way. If the smartphone is put through its power off sequence, the phone will appear to have been powered off, act powered off but in fact G.G.App will still be running and sending text messages and GPS coordinates.

In this mode, the application would immediately dial the pre-set number(s) and send an Emergency SMS to up to 5 "observers" informing them that the user require assistance and his/her location on Google Map, it will be up to the contact to dispatch the authorities. As an option, the user may also set up the app to call Emergency Services such as the Police, Fire department or Medical Services automatically.

The app can offer a live audio feed, via network (like a regular phone call) along with the GPS co-ordinates. All the audio would also be recorded and emailed to the "observers", every 2 minutes.

Once G.G.App has been activated in the Stealth Mode, the user cannot deactivate it, only the Company for a fee can terminate it. To terminate the application, the user will have to call into the Company and pay a $19.99 fee to have the application stop sending text messages and GPS coordinate to the “observers”. This feature is to safe guard the victim from having anyone else terminating the application.  Only if the phone is physically damaged, loses battery power or is completely out of cell or Wifi range, will the Panic Contacts cease receiving messages.

“Caution Mode”: to be used in moments of panic or distress. In this mode, the user may be able to activate the app using the ‘caution button’ (opening the app, using the phone’s touchscreen). The user may use this in cases where he/she feels that the possible threat can be avoided if the other person knows that there are witnesses and surveillance.

In this mode, the app icon would appear on screen.

When activated, the application would immediately dial your emergency contacts’ numbers and send Emergency SMS’s to up to 5 "observers" every 5 minutes, informing them that you may require assistance and your location on Google Maps. In this mode, phone calls could be received.

All the audio would be transmitted live via network (like a regular phone call) along with the GPS co-ordinates. All the audio would also be recorded and emailed to the "observers".

Contingent on the sale of at least 75% of the shares offered herein, we also intend to develop a second app: the G.G.App Encriptor. This app is planned to encrypt all data exchanged by internet (Wi-Fi, 3G and 4G) and phone conversations. The objective is to prevent stolen passwords and data obtained by internet connection on untrusted Wi-Fi connections.

G.G.App Encriptor has not yet been developed; further, we have not yet started developing it. Our goal for this app is to enable a high level of privacy and data security for the user, keeping all the information received and sent from the phone secret and encrypted, so anyone trying to intercept any phone call or data would not succeed.

According to our 12 months long Plan of Operation, we expect to dedicate the first 9 months on our development phase. 9th and 10th month are planned to be devoted to test our app(s). This would be our testing phase. The months 10 and 12 are intended to be devoted to our selling phase.

GG believes that the sale of at least 25% of the offered shares herein would allow us to implement our Plan of Operations and our reporting status with the SEC. We expect to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein, but more funds would likely be necessary.

We expect to start generating revenue within 12 months after we start our plan of operations, as long as we are successful during the steps of our plan of operations.

We intend to sell G.G.App on Google Play and for download on our website for US$ 0.99. Also, we plan on offering a trial version of G.G.App. Encriptor for a month, and after this period, this app can be used for monthly payment of US$1.99.

Competitive Advantages

Our company has yet to enter the Market and has not developed its products thus far. In order to enter the Market, Global Gard, Inc. has to successfully implement its plan of operations, which is dependent on the success of this offering.

We believe that once we are able to develop our products, we could offer our apps at an affordable price. However, there is no certainty that we will be able to develop our apps or even if we could offer them at an affordable price.

We will be competing against already established companies and all the emerging app companies.

The emergency or distress use of cellular technology has existed for a number of years in both dedicated hardware and software.  The dedicated hardware market has a range of phones designed for children and seniors that have dedicated buttons for emergency purposes. These phones range in price from $39 dollars to over $100 dollars. The Company feels that its software application will be more desirable in the over 12 year old to the under 70-year-old market than the dedicated phones. The Company’s application will be designed to operate on the most popular existing cell phones that our target market will already own, plus as our application will be more affordable than the dedicated phones.

 The emergency smart phone software industry has been around for a number of years with one of the most popular programs being Guardly ™ that started operations in 2010. Guardly’s product line has multiple applications for specific situations; in contrast G.G. App will provide many of the same features in a single application and will offer a single more robust application.

The Company’s second application allowing for secure voice and messaging will be entering an established market with competitors like Silent Circle ™. The Company’s planned price of $1.99 per month for its application is 80% less than the basic fee charged by Silent Circle. The Company feels that its’ pricing will be its most distinguishing market feature and competitive advantage.”

Marketing

After we have fully developed and tested the app(s), we intend to contract a marketing company to advertise the app(s). Our planned marketing campaign will consist in social media ads and advertisements on small or popular websites to present the new app. The magnitude of our marketing campaign will depend on the funds available to us.

However, our marketing campaign can be changed according to the marketing company’s advice.

As of the date of this prospectus we have not yet advertised our to-be-developed apps and we have not yet searched or contacted any possible marketing company.

Intellectual Property

We intend, in due course, subject to legal advice and enough funds, to apply for trademark protection and/or copyright protection of our future intellectual property and apps in the United States.

We intend to assert our rights trademark and copyright laws to protect our future intellectual property. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our future intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our future intellectual property rights can be a key component of our future operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. However, we still need to verify certifications and possible government approvals needed to operate our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our apps, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, GG has no permanent staff other than its sole officer and director, Mr. Phiraphat Siwarirat, who is the President and Chairman of the Company. Mr. Siwarirat is also employed elsewhere and currently works on GG about 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

If necessary and if the Company is generating enough funds (after the implementation of our plan of operation), we intend to hire an American president to run our day-to-day operations in the USA. Mr. Siwarirat would remain as the company’s CEO.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

Once our prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to Security Holders

After we complete this offering, we will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K.  We will not be a fully reporting company because we are not registering a class of securities under Section 12 of the Exchange Act.

You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A to register our common shares under the Exchange Act and to make the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

When an issuer's registration statement under the Securities Act of 1933 becomes effective, Section 15(d) requires the issuer to file the reports required by Section 13(a) of the Exchange Act with respect to each class of securities covered by the registration statement. The issuer must continue to file these reports until the Section 15(d) reporting obligation for each class of securities is suspended.

The Section 15(d) reporting obligation is suspended while a class of securities is registered under Section 12 of the Exchange Act. In addition, there are two other ways in which a Section 15(d) reporting obligation may be suspended. First, Section 15(d) provides for an automatic statutory suspension of this reporting obligation if, on the first day of any fiscal year other than the fiscal year in which a Securities Act registration statement became effective, there are fewer than 300 record holders of the class of securities offered under the Securities Act registration statement. Second, an issuer may seek to avail itself of the suspension provided by Rule 12h-3 at any time during the issuer's fiscal year if it meets the conditions of the rule.

In order to rely on Rule 12h-3, the issuer:

•

must be current in its Exchange Act reporting obligations;

•

must have (1) fewer than 300 record holders of the class of securities offered under the Securities Act registration statement; or (2) fewer than 500 record holders and its assets must not have exceeded $10 million on the last day of each of the issuer's three most recent fiscal years; and

•

must not have had a Securities Act registration statement relating to that class of securities become effective in the fiscal year for which the issuer seeks to suspend reporting, or have had a registration statement that was required to be updated by Section 10(a)(3) of the Securities Act during the fiscal year for which the issuer seeks to suspend reporting, and, if the issuer is relying on the fewer than 500 record holder and $10 million in assets threshold noted above, during the two preceding fiscal years.

In order to avail itself of the suspension provided by Rule 12h-3, the issuer must also file a certification of termination on Form 15. If the certification of termination on Form 15 is subsequently withdrawn or denied, the company must file all reports that would have been required if the Form 15 had not been filed. Similarly, if in the future the issuer no longer satisfies the requirements under which it was able to cease reporting under Section 15(d), the suspension ends and the reporting obligation returns without any action by the issuer.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

GLOBAL GARD, INC

CONDENSED FINANCIAL STATEMENTS

September 30, 2015

Unaudited

CONDENSED BALANCE SHEETS

CONDENSED STATEMENTS OF OPERATIONS

CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

CONDENSED STATEMENTS OF CASH FLOWS

NOTES TO UNAUDITED CONDENSED INTERIM AUDITED FINANCIAL STATEMENTS

GLOBAL GARD, INC

CONDENSED BALANCE SHEETS

Unaudited

	September 30, 2015	December 31, 2014

ASSETS

CURRENT ASSETS
Cash	$4,404	$9,371
TOTAL CURRENT ASSETS	$4,404	$9,371

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,900	$700
Due to related party	5,700	-
TOTAL CURRENT LIABILITIES	$10,600	$700

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock
Authorized
200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
11,500,000 shares at September 30, 2015 and at December 31, 2014	$11,500	$11,500
Accumulated Deficit	(17,696)	(2,829)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	$(6,196)	$8,671
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$4,404	$9,371

The accompanying notes are an integral part of these financial statements

GLOBAL GARD, INC

CONDENSED STATEMENTS OF OPERATIONS

Unaudited

	3 months	3 months	9 months	9 months
	ended	ended	ended	ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
REVENUE

Revenues	$-	$-	$-	$-
Total Revenues	$-	$-	$-	$-

EXPENSES

Office and general	$3,530	$2,129	$3,717	$2,129
Professional Fees	2,250	-	11,150	-
Total Expenses, before provision of income taxes	$5,780	$2,129	$14,867	$2,129

Provision for income taxes	-	-	-	-

NET LOSS	$(5,780)	$(2,129)	$(14,867)	$(2,129)

BASIC AND DILUTED LOSS PER COMMON SHARE	$-	$-	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	11,500,000	-	11,500,000	-

The accompanying notes are an integral part of these financial statements

GLOBAL GARD, INC

CONDENSED STATEMENTS OF CASH FLOWS

Unaudited

	9 months	9 months
	ended	ended
	September 30, 2015	September 30, 2014

OPERATING ACTIVITIES
Net loss	$(14,867)	(2,129)
Adjustment to reconcile net loss to net cash
used in operating activities:
Expenses paid on company's behalf by related party	5,700	-
Increase (decrease) in accrued expenses	4,200	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(4,967)	$(2,129)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	11,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	$-	$11,500

NET INCREASE (DECREASE) IN CASH	$(4,967)	$9,371

CASH, BEGINNING OF PERIOD	$9,371	$-

CASH, END OF PERIOD	$4,404	$9,371

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

GLOBAL GARD, INC

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

September 30, 2015

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The Company was incorporated in the State of Nevada as a for-profit Company on July 16, 2014 and established a fiscal year end of December 31. The Company intends to develop security applications for smartphones (apps).  We have not developed any apps.

All activities of the Company to date relate to its organization, initial funding and share issuances.

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders’ equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Interim results are not necessarily indicative of results for a full year.  The information included in this Form 10-Q should be read in conjunction with information included in the Form 10-K.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $6196, an accumulated deficit of $17,696. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 3 - CAPITAL STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

On July 16, 2014, the Company issued 1,435,000 Founder's shares for cash at $0.001 per share. On August 18, 2014 the Company issued a further 10,065,000 Founder's shares for cash at $0.001 per share.

On September 30, 2015 and on December 31, 2014, the Company had 11,500,000 common shares issued and outstanding.

As of September 30, 2015, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no further events to disclose.

GLOBAL GARD, INC.

FINANCIAL STATEMENTS

December 31, 2014

Audited

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO AUDITED FINANCIAL STATEMENTS

PCAOB Registered Auditors – www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Global Gard, Inc.

We have audited the accompanying balance sheets of Global Gard, Inc.as of December 31, 2014, and the related statements of income, stockholders’ equity (deficit), and cash flows for the year in the period ended December 31, 2014.  Global Gard Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Gard, Inc. as of 2014, and the related statements of income, stockholders’ equity (deficit), and cash flows for the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has no revenues, has negative working capital at December 31, 2014, has incurred losses and negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

March 26, 2015

GLOBAL GARD, INC.

BALANCE SHEETS
Audited

December 31, 2014

ASSETS

CURRENT ASSETS
Cash	$9,371
TOTAL CURRENT ASSETS	$9,371

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$700
TOTAL CURRENT LIABILITIES	$700

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock
Authorized
200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
11,500,000 shares at December 31, 2014	$11,500
Deficit accumulated during the development stage	(2,829)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	$8,671
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$9,371

The accompanying notes are an integral part of these financial statements

GLOBAL GARD, INC

STATEMENTS OF OPERATIONS
Audited

Cumulative results
from inception
(July 16, 2014) to
December 31, 2014
REVENUE
Revenues	$-
Total Revenues	$-

EXPENSES
Office and general	$2,129
Professional Fees	700
Total Expenses, before provision of income taxes	$2,829

Provision for income taxes	-
NET LOSS	$(2,829)

BASIC AND DILUTED LOSS PER COMMON SHARE	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	9,534,645

The accompanying notes are an integral part of these financial statements

GLOBAL GARD, INC

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (July 16, 2014) to December 31, 2014

Audited

	Common Stock		Additional	Share	Deficit accumulated
	Number of		Paid-in	Subscriptions	during the development
	shares	Amount	Capital	Receivable	stage	Total
Balance on inception, July 16, 2014	-	$-	$-	$-	$-	$-

Founder's shares issued for cash at $0.001
per share on July 16, 2014	1,435,000	1,435	-	-	-	1,435

Founder's shares issued for cash at $0.001
per share on August 18, 2014	10,065,000	10,065	-	-	-	10,065

Net loss for the period from inception
to December 31, 2014	-	-	-	-	(2,829)	(2,829)

Balance, December 31, 2014	11,500,000	$11,500	$-	$-	$(2,829)	$8,671

The accompanying notes are an integral part of these financial statements

GLOBAL GARD, INC

STATEMENTS OF CASH FLOWS
Audited

July 16, 2014
(date of inception) to
December 31, 2014

OPERATING ACTIVITIES
Net loss	$(2,829)
Adjustment to reconcile net loss to net cash
used in operating activities:
Increase (decrease) in accrued expenses	700

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(2,129)

FINANCING ACTIVITIES
Proceeds from sale of common stock	11,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	$11,500

NET INCREASE (DECREASE) IN CASH	$9,371

CASH, BEGINNING OF PERIOD	$-

CASH, END OF PERIOD	$9,371

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements

GLOBAL GARD, INC

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

December 31, 2014

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on July 16, 2014 and established a fiscal year end of December 31. The Company intends to develop security applications for smartphones (apps). We have not developed any apps.

All activities of the Company to date relate to its organization, initial funding and share issuances.

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders’ equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management, the accompanying balance sheets, statements of operations, stockholders' equity (deficit) and cash flows include all adjustments, consisting only of normal recurring items, for their fair presentation in conformity with accounting principles generally accepted in the United States. These financial statements are presented in United States dollars.

Advertising

Advertising costs are expensed as incurred.  As of December 31, 2014, no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the president at no charge.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $8,671, an accumulated deficit of $2,829 and net loss from operations since inception of $2,829. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of December 31, 2014, the Company has not granted any stock options and has not recorded any stock-based compensation.

On July 16, 2014 the Company issued 1,435,000 Founder's shares for cash at $0.001 per share. On August 18, 2014 the Company issued a further 10,065,000 Founder's shares for cash at $0.001 per share.

On December 31, 2014, the Company had 11,500,000 common shares issued and outstanding.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of December 31, 2014 are as follows:

December 31, 2014
Net operating loss carry forward	2,829
Effective Tax rate	35%
Deferred Tax Assets	990
Less: Valuation Allowance	(990)
Net deferred tax asset	$ 0

The net federal operating loss carry forward beginning in 2033.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

Global Gard, Inc. believes that the sale of at least 25% of the offered shares herein would allow us to maintain our reporting status with the SEC, implement our Plan of Operations and generate revenues.

In order to generate revenue, we have to complete the steps described below. We believe we could possibly complete all the phases of our Plan of Operations with the sale of at least 25% of the shares offered herein (at least $34,000).

We believe that the sale of 100% of the shares offered herein would present us with an ideal financial position to successfully develop our business. We would have $76,741.00 available to us for product development and we believe we would be able to hire the service of a third party development firm in India or Russia to develop our two apps, G.G.App and G.G.App Encriptor. With $10,963.00 to test our apps we believe would be able to hire a third party Company to conduct the tests. We expect to use $16,445.50 to contract a marketing company to advertise the apps as our Marketing and sale efforts and $5,481.50 would be allocated for internet, office supplies and telephone costs.

The sale of 75% of the shares offered herein would provide us $52,944.00 for product development and we believe we would be able to hire the service of a third party development firm in India or Russia to develop our two apps, G.G.App and G.G.App Encriptor. With $7,560.00 to test our apps we believe we would be able to hire a third party Company to conduct the tests. We expect to use $11,345.00 to contract a marketing company to advertise the apps as our Marketing and sale efforts and $3,781.00 would be allocated for internet, office supplies and telephone costs.

With the sale of 50% of the shares offered herein, we would have $29,143.00 available for product development and we believe we would be able to hire the service of a third party development firm in India or Russia to develop one app, G.G.App. With $4,161.00 to test our apps we believe we would be able to hire a third party Company to conduct the tests. We expect to use $6,245.00 to contract a marketing company to advertise the apps as our Marketing and sale efforts and $2,081.00 would be allocated for internet, office supplies and telephone costs

The sale of 25% of the shares offered herein would provide us $5,343.00 for product development and we believe we would be able to hire the service of a third party development firm in India or Russia to develop one app, G.G.App. With $761.00 to test our apps we believe we could be able to hire a third party Company to conduct the tests, but if necessary, the president would be responsible to conduct the tests. We expect to use $1,145.00 to contract a marketing company to advertise the apps as our Marketing and sale efforts and $381.00 would be allocated for internet, office supplies and telephone costs.

All the cost estimates in our Plan of Operations were based only on our Company’s expectations, our management arrived at these cost estimates based solely on our beliefs and there was no other methodology and/or further research that we have done to base these estimates on. The actual costs may differ from our estimated values, which could result in a complete inability to develop and/or sell our apps. If we cannot fully develop and/or sell our apps, investors in our Company would lose their entire investment.

Furthermore, we can face some challenges associated with developing the software for our proposed apps. We are completely dependent on third party developers and we may not be able to find a competent and knowledgeable developer. Also, we will need to ensure that G.G.App and G.G.App Encriptor functions on mobile phone software platforms and cellular phone networks will work properly and it is possible that some problems related to the reliability and stability of our technology could arise and we could not be able to solve them within our budget or at all.

Our management has no technical knowledge of software development, but we understand that some new apps and software sometimes have issues, such as: they may stop responding, freeze, unexpectedly shut down, become extremely slow, unreliable, difficult to operate and/or lack an attractive look. Our goal is to offer efficient and reliable apps, therefore, our key challenge associated with ensuring proper functionality for our apps on different software platforms and phone networks is to be able to find and have the funds to hire the proper developer with the technical knowledge necessary to flawlessly create our apps.

Specifically our applications will require complete control of all phone functions including the functions built into the phone by the manufacturer. Some of these pre built in functions such as power on/off, microphone control, speaker control, text messaging, global positioning system and others are not readily accessible on all phone.

Phones that use the Android operating system will allow our programmer to modify the functionality of the key basic feature of the phone as outlined above when our applications are invoked, especially the emergency notification system in stealth mode.  The Android operation system source code is referred to as open source meaning the actual code is available and modifiable by programmers.

Android's source code is released by Google under open source licenses, although most Android devices ultimately ship with a combination of open source and proprietary software, including proprietary software required for accessing Google services. Android is popular with technology companies that require a ready-made, low-cost and customizable operating system for high-tech devices. Its open nature has encouraged a large community of developers and enthusiasts to use the open-source code as a foundation for community-driven projects, which add new features for advanced users.

Unlike Android the Apple iOS operating system is a closed system and is generally not made available for programmers to modify the basic functionality of the phone. This in its essences causes an issue for the functionality and control of the IPhone our programmers require. To overcome this barrier our programmers will need to hack or Jail Break or Root the operating system on the IPhones. This Jail Breaking requirement does pose some technical issues for both the Company and its users. Each IPhone user will be required to Jail Break their individual phone in order to have our applications function as advertised. There have been some issues reported with the general functionality of Jail Broken IPhones. The ability to upgrade the operating system through the ITunes store is limited and there have been reports of various applications not functioning properly.

On October 28, 2013 The Copyright Office of the United States of America published in a report entitled “Exemption to Prohibition on Circumvention of Copyright Protection Systems for Access Control Technologies” that it was not illegal to Jail break a Smart Phone and it did not break any copyright laws. The exemption was not extended to tablets.

On October 28, 2015 The Copyright Office of the United States of America published in a report entitled “Exemption to Prohibition on Circumvention of Copyright Protection Systems for Access Control Technologies” where they approved a copyright exemption allowing the Jail Breaking of both smart phone and tablets.

“This exemption is a modification of the proponents’ proposal. It permits the circumvention of computer programs on mobile phones and tablets to enable interoperability of non-vendor- approved software applications (often referred to as “jailbreaking”).”

This legislation allowing for the Jail Breaking of both smart phones and tablets could be modified in the future making the act of Jail Breaking illegal under United States copyright laws. If such changes to legislation are made it could adversely affect the adoption of the Company’s G.G.APP as some users may not want to circumvent suck Copyright Laws.

The Company has not researched the legality of Jail Breaking in every country in the world. In Canada and in the European Union there is an exemption to copyright laws for the specific purpose of Jail Breaking a phone to use legally purchased software. It says that rooting or Jail Breaking for the purposes of “interoperability” is an exemption to existing copyright laws. In other words, it’s essentially “fair use” to root or jailbreak with the intent of running other, legally acquired software.

The issue of Jail Breaking a smart phone or tablet will be up to the discretion of each end user regardless of the copyright laws in their country. The Company does not in any way endorse the circumvention of copyright laws in any country.

Mr. Siwarirat does not have any experience in this specific type of business and the lack of such experience can impact negatively his ability to select staff or consultants with the appropriate programing skills; his ability to supervise and evaluate the works of such persons would also be limited. Further, this lack of experience can diminish how he will determine whether programing milestones have been successfully accomplished. All decisions in this Company will be made by him based on his common sense, but his inexperience can impair his judgement.

The tables below show our complete plan of operations in the under 25%, 25%, 50%, 75% and 100% sales scenarios:

Under 25% of shares sold

The Company would still attempt to implement its plan of operations in any scenario of sales under 25% of the shares offered herein, but would most likely fail to do so.

Gross proceeds from this offering	unknown
Expenses related to this offering	$8,770.00
Expenses to maintain our report status for 12 months after effective date	$17,600.00
Net proceeds from this offering	unknown

EXPENSES/ DEVELOPMENT STEPS	DESCRIPTION	DURATION	PERSON RESPONSIBLE FOR TASK	COST
Product Development	We intend to hire the service of a third party development firm in India or Russia to create the app.	Month 1 to 9	The company's president will be responsible for hiring the developer.	70% of Net Proceeds
Testing phase	After our product is developed, we plan on testing it in varied circumstances. We intend to hire a third party Company to conduct the tests, if finances allow.	Month 9 to 10	The company's president will be responsible for finding the third party testing company and overseeing process. If necessary, he will conduct the tests.	10% of Net Proceeds
Marketing & Selling phase	After we have fully developed and tested the apps, we intend to contract a marketing consultant to help us advertise the apps through social media.	Month 10 to 12	The company's President will search for and negotiate with the marketing consultant.	15% of Net Proceeds
Internet, Office supplies and Telephone costs	Funds to be used for office supplies, internet and telephone bills	Month 1 to12	The President will be responsible for the bills payments and to purchase the office supplies	5% of Net Proceeds

*The Company’s president has indicated that he is committed to advancing funds (up to $10,000) for the next twelve months to cover expenses to maintain the reporting status current with the SEC.

25% of shares sold

Gross proceeds from this offering	$34,000.00
Expenses related to this offering	$8,770.00
Expenses to maintain our report status for 12 months after effective date	$17,600.00
Net proceeds from this offering	$7,630.00

EXPENSES/ DEVELOPMENT STEPS	DESCRIPTION	DURATION	PERSON RESPONSIBLE FOR TASK	COST
Product Development	We intend to hire the service of a third party development firm in India or Russia to create the app.	Month 1 to 9	The company's president will be responsible for hiring the developer.	$5,343.00
Testing phase	After our product is developed, we plan on testing it in varied circumstances. We intend to hire a third party Company to conduct the tests, if finances allow.	Month 9 to 10	The company's President will be responsible for finding the third party testing company and overseeing the process. If necessary, he will conduct the tests.	$761.00
Marketing & Selling phase	After we have fully developed and tested the apps, we intend to contract a marketing consultant to help us advertise the apps through social media.	Month 10 to 12	The company's President will search for and negotiate with the marketing consultant.	$1,145.00
Internet, Office supplies and Telephone costs	Funds to be used for office supplies, internet and telephone bills	Month 1 to 12	The President will be responsible for the bills payments and to purchase the office supplies	$381.00

50% of shares sold

Gross proceeds from this offering	$68,000.00
Expenses related to this offering	$8,770.00
Expenses to maintain our report status for 12 months after effective date	$17,600.00
Net proceeds from this offering	$41,630.00

EXPENSES/ DEVELOPMENT STEPS	DESCRIPTION	DURATION	PERSON RESPONSIBLE FOR TASK	COST
Product Development	We intend to hire the service of a third party development firm in India or Russia to create the app.	Month 1 to 9	The company's President will be responsible for hiring a developer.	$29,143.00
Testing phase	After our product is developed, we plan on testing it in varied circumstances. We intend to hire a third party Company to conduct the tests.	Month 9 to 10	The company's President will be responsible for finding third party testing company and will oversee the process	$4,161.00
Marketing & Selling phase	After we have fully developed and tested the app, we intend to contract a marketing company.	Month 10 to 12	The company's President will search for and negotiate with the marketing company.	$6,245.00
Internet, Office supplies and Telephone costs	Funds to be used for office supplies, internet and telephone bills	Month 1 to 12	The President will be responsible for the bills payments and to purchase the office supplies	$2,081.00

75% of shares sold

Gross proceeds from this offering	$102,000.00
Expenses related to this offering	$8,770.00
Expenses to maintain our report status for 12 months after effective date	$17,600.00
Net proceeds from this offering	$75,630.00

EXPENSES/ DEVELOPMENT STEPS	DESCRIPTION	DURATION	PERSON RESPONSIBLE FOR TASK	COST
Product Development	We intend to hire the service of a third party development firm in India or Russia to create the apps.	Month 1 to 9	The company's President will be responsible for hiring a developer.	$52,944.00
Testing phase	After our product is developed, we plan on testing it in varied circumstances. We intend to hire a third party Company to conduct the tests.	Month 9 to 10	The company's President will be responsible for searching for a third party testing company and will oversee the process	$7,560.00
Marketing & Selling phase	After we have fully developed and tested the apps, we intend to contract a marketing company to advertise the apps through social media.	Month 10 to 12	The company's President will search for and negotiate with the marketing company.	$11,345.00
Internet, Office supplies and Telephone costs	Funds to be used for office supplies, internet and telephone bills	Month 1 to 12	The President will be responsible for the bills payments and to purchase the office supplies	$3,781.00

100% of shares sold

Gross proceeds from this offering	$136,000.00
Expenses related to this offering	$8,770.00
Expenses to maintain our report status for 12 months after effective date	$17,600.00
Net proceeds from this offering	$109,630.00

EXPENSES/ DEVELOPMENT STEPS	DESCRIPTION	DURATION	PERSON RESPONSIBLE FOR TASK	COST
Product Development	We intend to hire the service of a third party development firm in India or Russia to create the apps.	Month 1 to 9	The company's President will be responsible for hiring a developer.	$76,741.00
Testing phase	After our product is developed, we plan on testing it in varied circumstances. We intend to hire a third party Company to conduct the tests.	Month 9 to 10	The company's President will be responsible for searching for a third party testing company and will oversee the process	$10,963.00
Marketing & Selling phase	After we have fully developed and tested the apps, we intend to contract a marketing company to advertise the apps through social media.	Month 10 to 12	The company's President will search for and negotiate with the marketing company.	$16,445.50
Internet, Office supplies and Telephone costs	Funds to be used for office supplies, internet and telephone bills	Month 1 to 12	The President will be responsible for the bills payments and to purchase the office supplies	$5,481.50

If we are able to successfully complete the above described steps, we believe we will generate revenue. We believe that we could possibly start generating revenue with the sale of at least 25% of the shares offered herein; however, there are no guarantees that we will be able to successfully develop the steps above even with 100% of the shares sold.

Because funding is critical to our ability to complete the phases of our plan of operation, in the case we are not able to raise enough funds through this offering, we would have to focus on finding another source of funds, possibly try to raise equity financing. However, being a development stage Company with no revenues to date, it could be very difficult.

We have no plans to enter into a sale of the company, an acquisition of another business or other business combination.

We plan on operating our business in the USA. After we can successfully implement our Plan of Operations and generate enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Mr. Siwarirat will remain as the company’s CEO.

Results of Operations

For the three month period ended on September 30, 2015 , we had no revenue. Expenses for the same period totaled $ 5,780 resulting in a Net loss of $ 5,780 . The majority of expenses are associated with costs related to this offering.

For the nine month period ended on September 30, 2015 , we had no revenue. Expenses for the same period totaled $ 14,867 resulting in a Net loss of $ 14,867 . The majority of expenses were associated with costs related to this offering.

Capital Resources and Liquidity

As of September 30, 2015 we had $ 4,404 in cash, which was the result of the issuance of 11,500,000 shares of common stock that belongs to Mr. Phiraphat Siwarirat, our sole officer and director, for total cash consideration of $11,500, minus $ 7,096 of costs associated with this prospectus

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective. We believe that we could possibly start generating revenue with the sale of at least 25% of the shares offered herein; however, there are no guarantees.

The Company is presenting this offering in order to raise capital. The company will fail if funds are not either raised in this offering or by loans, either from the President or from other interested parties. If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

Mr. Siwarirat is committed to provide funds (up to $10,000 for the next 12 months) to meet our report obligations. There are no binding agreements regarding this commitment and there is no guarantee Mr. Siwarirat will lend the Company any funds.

Management believes that if we are able to raise enough funds through this offering or, if we are not able to sell enough shares and subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof.

If this offering does not provide the amount of proceeds we need to become operational, we would have to focus on finding another source of funds; possibly try to raise equity financing. However, being a development stage Company with no revenues to date, additional equity financing could not be available to us on acceptable terms or at all, and thus we would fail to satisfy our future cash requirements; we would be unable to develop our product and generate revenue.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. Siwarirat is committed to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement and there are no binding agreements regarding this commitment and there is no guarantee Mr. Siwarirat will lend the Company any funds. Management believes if the Company cannot raise enough funds to maintain its reporting status with the SEC and to implement its plan of operations, it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Mr. Siwarirat is unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issue restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its attorney, auditor and EDGAR services, there is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

Set forth below is the name and age of each individual who was a director or executive officer of GG  as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served.

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

Mr. Siwarirat is the sole member of our Audit Committee; therefore he is not independent of the Company. However, Mr. Siwarirat is not related to any national securities exchange or inter-dealer quotation system. He is not being paid by the Company as of the date of this prospectus and is not expected to be paid until the Company becomes profitable. No compensation has been and will not be given to him until the Company is profitable.

Name	Age	Position with the Company	Term of Office
Phiraphat Siwarirat	39	President, Treasurer, Chief Financial Officer, Secretary and Chairman of the Board of Directors.	July 16, 2014 - Present

The person named above has held his offices/positions since July 16, 2014 and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Phiraphat Siwarirat, owns, manages and runs his own coffee shop since 1998 in Nakhon Ratchasima, Thailand. The coffee shop currently has 2 full-time employees and 3 part-time employees. From 2012 to the present date, he has also been working for BUNLOED body shop, where he does body work and painting for automobiles.

Mr. Siwarirat is a 1998 High School graduated from Puttajak Vittayalai.

Even though he has no experience in this specific type of business, we believe that Mr. Siwarirat is capable of developing our business because he has experience developing and managing employees and his own coffee shop, besides dealing with clients, which could help in the necessary business relationships between the company and future developers and clients. Besides, Mr. Siwarirat has good work ethics and has demonstrated personal interest in the Company’s apps as he is concerned about personal security for himself, friends and family.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Siwarirat’s other business interests and his involvement with GG.

EXECUTIVE COMPENSATION

GG has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows. Because the sole officer is also the sole director, he may set his own compensation.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (July 16, 2014) through December 31, 2015 .

Name and principal position
Phiraphat Siwarirat President
Year
2014 / up to December 31, 2015
Salary ($)	0
Bonus ($)	0
Stock Awards ($)	0
Option Awards ($)	0
Non-Equity Incentive Plan Compensation ($)	0
Nonqualified Deferred Compensation Earnings ($)	0
All Other Compensation ($)	0
Total ($)	0

We did not pay any salaries in 2014 or 2015 . We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2015 .

Name
Phiraphat Siwarirat
OPTION AWARDS	Number of Securities Underlying Unexercised Options (#) Exercisable	-
	Number of Securities Underlying Unexercised Options (#) Unexercisable	-
	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	-
	Option Exercise Price ($)	-
	Option Expiration Date	-
STOCK AWARDS	Number of Shares or Units of Stock that have not vested (#)	-
	Market value of shares or units or Stock that have not vested ($)	-
	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights that have not vested	-
	Equity Incentive Plan Awards: Market or payout value of Unearned Shares, Units or Other rights that have not vested	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of GG has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. GG may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (July 16, 2014) through December 31, 2015.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Phiraphat Siwarirat	0	0	0	0	0	0	0

At this time, GG has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Common Stock
Name and Address of Beneficial Owner [1]	Phiraphat Siwarirat 99 Village no. 12, Mueang Nakhon Ratchasima District Nakhon Ratchasima Province, 30280 Thailand	All Officers and Directors as a Group (1 person)
Amount and Nature of Beneficial Ownership	11,500,000	11,500,000
Percent of Class	100%	100%
Percentage of Ownership Assuming all of the Shares are Sold	62.84%	62.84%
Percentage of Ownership Assuming 75% of the Shares are Sold	69.28%	69.28%
Percentage of Ownership Assuming 50% of the Shares are Sold	77.18%	77.18%
Percentage of Ownership Assuming 25% of the Shares are Sold	87.12%	87.12%

[1] The person named in the above table may be deemed to be a “promoter” of our Company because acting alone; he takes initiative in organizing our business. Currently, Mr. Siwarirat is the only “promoter” of our Company. No one have received and will not directly or indirectly receive in consideration of services or property, or both services and property, any class of securities of the Company or any proceeds from the sale of any class of such securities. There is no amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received, directly or indirectly, by any current or past promoter.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 29, 2014, we issued a total of 11,500,000 shares of common stock to Mr. Phiraphat Siwarirat, sole officer and director, for total cash consideration of $11,500, fully paid on August 18, 2014. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

There is nothing to be received by Mr. Siwarirat and he has not received anything of value from the Company to date.

Mr. Siwarirat is committed to provide funds (up to $10,000 for the next 12 months) to meet our report obligations. There are no binding agreements regarding this commitment and there is no guarantee Mr. Siwarirat will lend the Company any funds.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Dealer Prospectus Delivery Obligation

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

EXPENSES RELATED TO THIS OFFERING
Legal	$ 2,000.00
Bookkeeper	$ 1,500.00
Accounting	$ 3,500.00
EDGAR expenses	$ 750.00
Transfer Agent and printing	$ 1,000.00
SEC Registration Fee	$ 20.00
TOTAL	$ 8,770.00

All amounts are estimates. We are paying for all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Disclosure of Commission Position of Indemnification for Securities” above.

RECENT SALES OF UNREGISTERED SECURITIES

GG is authorized to issue up to 200,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the Company has sold the following securities which were sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

July 29, 2014

We have issued 11,500,000 common shares to Mr. Phiraphat Siwarirat, our sole officer and director. Mr. Siwarirat is the current owner of the 11,500,000 issued shares, fully paid on August 18, 2014. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation *
3(ii)	By-laws *
5	Opinion re legality *
23(i)	Consent of legal counsel

* Previously filed as Exhibits to the registrant’s Form S-1, filed with the Securities and Exchange Commission on April 14, 2015.

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Global Gard, Inc., dated July 16, 2014.

Exhibit 3(ii)

Bylaws of Global Gard, Inc. approved and adopted on July 16, 2014.

Exhibit 5

Opinion of David E. Price, Esq., regarding the legality of the securities being registered.

Exhibit 23 (i)

Consent of Seale and Beers, CPAs, LLC, regarding the use of their report of the auditors and financial statements of Global Gard, Inc. in this Registration Statement for the period ending December 31, 2014.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the

Mueang Nakhon Ratchasima District, Nakhon Ratchashima Province, Thailand, on this 01  st day of  February , 201 6 .

Global Gard, Inc.

/s/ Phiraphat Siwarirat

Phiraphat Siwarirat

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Phiraphat Siwarirat

Phiraphat Siwarirat

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

February 01 , 201 6